NEWS RELEASE
For Immediate Release
For more information:
Michael T. Vea, Chairman, President and CEO — 812-464-9604
Gretchen Dunn, Board and Shareholders Relations Administrator — 812-464-9677
INTEGRA BANK REPORTS 12% INCREASE IN 2nd QUARTER NET INCOME
EVANSVILLE, INDIANA –July 21, 2005 – Integra Bank Corporation (Nasdaq: IBNK) today reported 2005 second quarter net income of $7.5 million, or $0.43 per diluted share. This represents a $0.8 million, or 12%, increase in net income from a year earlier result of $6.7 million or $0.38 per diluted share.
Return on assets and return on equity were 1.08% and 13.92%, respectively, for the second quarter of 2005 compared to 0.94% and 12.26% for the first quarter of 2005, and 0.99% and 13.38% for the second quarter of 2004.
Included in the second quarter of 2005 results are the following pre-tax items:
•	Integra sold three branches in Southern Illinois for a gain of $6.2 million. The sale reduced loans by $13.8 million and deposits by $68.4 million effective May 13, 2005. The sale also reduced average loan balances by approximately $7.0 million and average deposit balances by $34.2 million.

•	As previously indicated, the Company plans to sell certain loans that do not meet its current portfolio guidelines (“loan sale”). The Company transferred $9.8 million in loans to held-for-sale and recorded $1.5 million in net charge-offs to reflect this estimated market value.

•	The provision for loan losses increased to $4.3 million. This included a specific reserve for a $14.3 million secured loan that was placed on non-accrual, the re-provisioning for the portion of the proposed loan sale net charge-offs that exceeded specific reserves, and the calculated amount required by other changes to the loan portfolio. Without the loan sale or the specific reserve, the provision would have been similar to recent quarters.

•	A writedown of premiums related to acquired loans of $0.4 million.

•	Loss on sale of securities of $0.3 million.

•	The Company sold an insurance affiliate for a loss of $0.2 million.

•	Personnel separation costs of $0.2 million.
The second quarter’s results reflect significant growth in service charge income, solid growth in loans, solid growth in valuable core deposits, and controlled non-interest expenses. “We are quite pleased with the underlying growth in loans, deposits, and fee income,” commented Mike Vea, Chairman, President and CEO. “Our growth initiatives continue to escalate. We are also pleased with our credit trends with the exception that a regional grocery store operator sought protection under Chapter 11, requiring us to place our share ($14.3 million) of a multi-bank shared credit facility on non-accrual status. The sale of our three branches in Southern Illinois went as planned and the proposed loan sale should have positive effects over the long term.”
“We are pleased with our credit trends with the exception of the non-accrual loan addition. Our improved earnings in this quarter offset the higher provision expense,” remarked Vea.
Solid Growth For Commercial and Consumer Loans and Valuable Core Deposits
Total loan average balances for the second quarter of 2005 increased $35.9 million, or 9% annualized growth, compared to first quarter and $20.7 million, or 1% growth from the second quarter of 2004 due to increases in commercial and consumer loans offset slightly by a decrease in mortgage loans.
During the second quarter, valuable core deposits (defined as money market, demand deposit and savings accounts) average balances increased by $36.0 million as compared to the year-earlier period but decreased $10.3 million from the preceding quarter. The branch sale reduced average valuable core deposits by $15.0 million in the second quarter of 2005.
Total average deposit balances grew $54.2 million, or 2.9%, over the same time period of the previous year, even though the second quarter of 2005 included $34.2 million reduction in average deposit balances related to the branch sale.

“We are encouraged by our progress and successes in our growth initiatives,” commented Vea. “Despite the one-time impact of the branch sale, we saw growth in core deposits, consumer and commercial loans, and service charges. All of these factors are important drivers in our revenue mix. More importantly, these successes demonstrate some of the positive impact that our sales and service quality initiatives are having with our bankers and customers.”
Net Interest Margin
Integra’s net interest margin on a tax-equivalent basis was 3.45% for the second quarter of 2005, a 21 basis point decrease from the year-earlier quarter and 5 basis points below the first quarter of 2005.
Net interest income on a tax-equivalent basis totaled $21.7 million for the second quarter of 2005, a 2.8% decrease over the $22.4 million reported for the same period a year ago, and a decrease of $0.1 million, or 0.5%, from the preceding quarter. Net interest income for the second quarter of 2005 was negatively impacted by 3 basis points as a result of the $14.3 million non-accrual loan. The remaining decrease is primarily due to the flatter yield curve impact.
Non-Interest Income Impacted by Gain on Sale of Branches, Service Fee Revenue Growth and Securities Losses
Second quarter non-interest income totaled $13.1 million, compared with $7.5 million for the second quarter of 2004 and $6.5 million for the first quarter of 2005. Included in the second quarter 2005 totals were the $6.2 million gain from the branch sale, service fee revenue growth of $0.9 million offset by securities losses of $0.3 million and a loss of $0.2 million from the sale of an insurance agency affiliate.
The gain on the sale of the branches consisted mainly of the premium received on deposits. Service charges increased 30.5% from last quarter as a direct result of the High Performance Checking initiative that began in early 2005. The number of new checking accounts opened during the second quarter of 2005 are nearly double last year’s rate and the year-to-date annualized growth in personal checking accounts was 11%. In the second quarter 2005, certain securities which had been written down in the first quarter of 2005, were sold for a loss of $0.3 million.
Non-Interest Expense
Second quarter non-interest expense totaled $20.1 million. This compares with $20.6 million in the year-ago quarter and $19.2 million in the first quarter of 2005.
Compared to the second quarter of 2004, total personnel expenses were flat and lower processing costs more than offset the cost of new branches and the cost of the High Performance Checking initiative.
Credit Quality
Provision expense increased to $4.3 million for the second quarter of 2005, compared to $0.4 million and $0.2 million for the first quarter of 2005 and the second quarter of 2004, respectively. Two items accounted for the increase. First, the borrower on a multi-bank secured loan to a regional grocery store chain recently filed for Chapter 11 bankruptcy protection. The Company has a 30% participation in this facility for a total credit exposure of $14.3 million. The Company placed this loan on non-accrual status and established an appropriate reserve. Second, the Company plans to sell approximately $9.8 million in under-performing loans. Approximately $3.5 million in non-accrual loans and $6.3 million in performing loans were marked to market and moved to loans held-for-sale at June 30, 2005. On July 18, 2005, $7.2 million of the $9.8 million in under-performing loans were sold at their carrying value. The remaining $2.6 million are expected to be sold in the third quarter of 2005. The Company recorded $1.5 million in net charge-offs and related provision expense in the second quarter of 2005 for these loans.
Total non-accrual loans increased by $11.7 million from the first quarter of 2005 even with the addition of the $14.3 million non-accrual loan. The loan sale should result in an additional $3.0 million reduction in non-accrual loans.
The ratio of net charge-offs to average loans increased in the second quarter of 2005 compared to both the same quarter a year ago and the first quarter of 2005. Net charge-offs were 55 basis points of average loans in the second quarter of 2005, compared with 8 basis points in the second quarter of 2004, and 22 basis points in the first quarter of 2005. The net charge-offs related to the loan sale represented 34 basis points of average loans in the second quarter of 2005.
Non-performing assets totaled $30.2 million at June 30, 2005, representing a $5.7 million increase from a year ago and a $12.0 million increase from March 31, 2005. Both increases are the result of the aforementioned $14.3 million non-accrual loan.

The non-performing loans to total loans ratio was 1.77%, 1.09% and 1.25% at June 30, 2005, March 31, 2005 and June 30, 2004, respectively. The allowance for loan losses to total loans was 1.49% at June 30, 2005, 1.40% at March 31, 2005, and 1.50% at June 30, 2004.
Integra opened a new Florence, Kentucky branch in the second quarter of 2005. This branch also serves as the Company’s regional training facility and regional headquarters for the Greater Cincinnati and Lexington areas.
Conference Call
Integra executive management will hold a conference call to discuss the contents of this news release, as well as business highlights and financial outlook on Friday, July 22, 2005, at 10:00 a.m. CDT. The telephone number for the conference call is (800) 559-2403. The conference call will also be available by webcast within the Investor Relations section of the company’s web site, http://www.integrabank.com.
About Integra
Headquartered in Evansville, Integra Bank Corporation is the parent of Integra Bank N.A. With assets of $2.8 billion at June 30, 2005, Integra operates 74 banking centers and 122 ATMs at locations in Indiana, Kentucky, Illinois and Ohio. Integra Bank N.A. is committed to providing the highest level of customer service to its retail, small business, and corporate customers through its offices, ATMs, and online banking services. Moody’s Investors Service has assigned an investment grade rating of Baa2 for Integra Bank’s long term deposits. Integra Bank Corporation’s common stock is listed on the Nasdaq National Market under the symbol IBNK. Additional information may be found at the company’s web site, http://www.integrabank.com.
Safe Harbor
Certain statements made in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this release, the words “may,” “will,” “should,” “would,” “anticipate,” “estimate,” “expect,” “plan,” “believe,” “intend,” and similar expressions identify forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following without limitation: general, regional, and local economic conditions and their effect on interest rates, the company and its customers; credit risks and risks from concentrations (geographic and by industry) within the loan portfolio; changes in regulations or accounting policies affecting financial institutions; the costs and effects of litigation and of unexpected or adverse outcomes of such litigation; technological changes; acquisitions and integration of acquired business; the failure of assumptions underlying the establishment of resources for loan losses and estimations of values of collateral and various financial assets and liabilities; the outcome of efforts to manage interest rate or liquidity risk; competition; and acts of war or terrorism. The company undertakes no obligation to release revisions to these forward-looking statements or to reflect events or conditions occurring after the date of this release.

Summary Operating Results Data
Here is a summary of Integra Bank Corporation second quarter 2005 operating results:
Diluted net income per share of $0.43 for second quarter 2005
•	Compared with $0.37 for first quarter 2005

•	Compared with $0.38 for second quarter 2004
Return on assets of 1.08% for second quarter 2005
•	Compared with 0.94% for first quarter 2005

•	Compared with 0.99% for second quarter 2004
Return on equity of 13.92% for second quarter 2005
•	Compared with 12.26% for first quarter 2005

•	Compared with 13.38% for second quarter 2004
Net interest margin of 3.45% for second quarter 2005
•	Compared with 3.50% for first quarter 2005

•	Compared with 3.66% for second quarter 2004
Allowance for loan losses of $25.2 million or 1.49% of loans at June 30, 2005
•	Compared with $23.3 million or 1.40% at March 31, 2005

•	Compared with $25.0 million or 1.50% at June 30, 2004

•	Equaled 84.2% of non-performing loans at June 30, 2005 compared with 129.1% at March 31, 2005 and 120.5% at June 30, 2004
Non-performing loans of $30.0 million or 1.77% of loans at June 30, 2005
•	Compared with $18.0 million or 1.09% of loans at March 31, 2005

•	Compared with $20.8 million or 1.25% of loans at June 30, 2004
Annualized net charge-off rate of 0.55% for second quarter 2005
•	Compared with 0.22% for first quarter 2005

•	Compared with 0.08% for second quarter 2004

INTEGRA BANK CORPORATION
UNAUDITED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	June 30,	December 31,	June 30,
	2005	2004	2004

ASSETS
Cash and due from banks	$72,673	$71,770	$75,067
Federal funds sold and other short-term investments	94	64	22,373
Loans held for sale (at lower of cost or market value)	9,997	1,173	1,262
Securities available for sale	761,018	801,059	704,256
Regulatory stock	33,033	32,975	32,923
Loans:
Commercial loans	890,296	871,652	859,689
Consumer loans	411,205	390,433	385,214
Mortgage loans	395,099	403,239	420,381
Less: Allowance for loan losses	(25,247)	(23,794)	(25,007)

Net loans	1,671,353	1,641,530	1,640,277
Premises and equipment	51,207	50,233	53,595
Goodwill	44,491	44,839	44,839
Other intangible assets	8,231	8,697	9,500
Other assets	104,200	104,825	119,306

TOTAL ASSETS	$2,756,297	$2,757,165	$2,703,398

LIABILITIES
Deposits:
Non-interest-bearing demand	$242,402	$257,963	$246,438
Savings & interest checking	560,621	597,201	572,803
Money market	235,654	222,903	216,917
Certificates of deposit and other time deposits	806,333	818,474	788,099

Total deposits	1,845,010	1,896,541	1,824,257
Short-term borrowings	410,640	174,933	206,375
Long-term borrowings	258,579	457,359	460,586
Other liabilities	24,331	19,041	17,865

TOTAL LIABILITIES	2,538,560	2,547,874	2,509,083

SHAREHOLDERS’ EQUITY
Preferred stock — 1,000 shares authorized — None outstanding
Common stock — $1.00 stated value — 29,000 shares authorized	17,428	17,375	17,358
Additional paid-in capital	127,941	126,977	126,660
Retained earnings	72,749	64,481	56,077
Unvested restricted stock	(919)	(578)	(719)
Accumulated other comprehensive income (loss)	538	1,036	(5,061)

TOTAL SHAREHOLDERS’ EQUITY	217,737	209,291	194,315

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,756,297	$2,757,165	$2,703,398

INTEGRA BANK CORPORATION
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except for per share data)

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2005	2005	2004	2004	2004

INTEREST INCOME
Interest and fees on loans and leases	$25,438	$24,061	$24,468	$23,836	$23,532
Interest and dividends on securities	8,720	8,945	8,661	8,597	7,771
Dividends on regulatory stock	371	374	358	387	352
Interest on loans held for sale	136	105	48	44	53
Interest on federal funds sold and other investments	35	11	37	17	19

Total interest income	34,700	33,496	33,572	32,881	31,727

INTEREST EXPENSE
Interest on deposits	8,445	7,676	6,971	6,396	6,133
Interest on short-term borrowings	2,610	814	603	644	504
Interest on long-term borrowings	2,849	3,945	3,846	3,712	3,521

Total interest expense	13,904	12,435	11,420	10,752	10,158

NET INTEREST INCOME	20,796	21,061	22,152	22,129	21,569
Provision for loan losses	4,316	375	350	150	155

Net interest income after provision for loan losses	16,480	20,686	21,802	21,979	21,414

NON-INTEREST INCOME

Service charges on deposit accounts	3,945	3,022	3,155	3,272	3,199
Trust income	518	477	498	506	525
Other service charges and fees	1,708	2,026	1,901	2,073	2,159
Securities gains (losses)	(340)	(733)	(25)	5	(703)
Gain (Loss) on sale of other assets	6,037	422	(50)	50	1,184
Other	1,243	1,330	1,496	1,193	1,152

Total non-interest income	13,111	6,544	6,975	7,099	7,516

NON-INTEREST EXPENSE

Salaries	7,662	7,316	7,506	7,737	7,903
Commissions and incentives	1,321	863	967	981	1,016
Other benefits	1,727	1,636	1,870	1,820	1,860
Occupancy	1,901	1,881	1,743	1,713	1,579
Equipment	923	923	947	1,008	1,020
Low income housing expense	568	546	538	552	551
Other	5,973	6,064	6,185	6,478	6,641

Total non-interest expense	20,075	19,229	19,756	20,289	20,570

Income before income taxes	9,516	8,001	9,021	8,789	8,360
Income taxes expense	2,066	1,612	1,942	1,905	1,705

NET INCOME	$7,450	$6,389	$7,079	$6,884	$6,655

Earnings per share:
Basic	$0.43	$0.37	$0.41	$0.40	$0.38
Diluted	0.43	0.37	0.41	0.40	0.38

Weighted average shares outstanding:
Basic	17,360	17,343	17,337	17,328	17,312
Diluted	17,435	17,414	17,437	17,378	17,368

INTEGRA BANK CORPORATION
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except for per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2005	2004	2005	2004

INTEREST INCOME
Interest and fees on loans and leases	$25,438	$23,532	$49,499	$47,019
Interest and dividends on securities	8,720	7,771	17,665	18,008
Dividends on regulatory stock	371	352	745	773
Interest on loans held for sale	136	53	241	87
Interest on federal funds sold and other investments	35	19	46	31

Total interest income	34,700	31,727	68,196	65,918

INTEREST EXPENSE
Interest on deposits	8,445	6,133	16,121	12,385
Interest on short-term borrowings	2,610	504	3,424	960
Interest on long-term borrowings	2,849	3,521	6,794	12,387

Total interest expense	13,904	10,158	26,339	25,732

NET INTEREST INCOME	20,796	21,569	41,857	40,186
Provision for loan losses	4,316	155	4,691	805

Net interest income after provision for loan losses	16,480	21,414	37,166	39,381

NON-INTEREST INCOME

Service charges on deposit accounts	3,945	3,199	6,967	5,987
Trust income	518	525	995	1,021
Other service charges and fees	1,708	2,159	3,734	4,153
Securities gains (losses)	(340)	(703)	(1,073)	4,497
Gain on sale of other assets	6,037	1,184	6,459	1,360
Other	1,243	1,152	2,573	2,515

Total non-interest income	13,111	7,516	19,655	19,533

NON-INTEREST EXPENSE

Salaries	7,662	7,903	14,978	15,771
Commissions and incentives	1,321	1,016	2,184	2,375
Other benefits	1,727	1,860	3,363	3,880
Occupancy	1,901	1,579	3,782	3,169
Equipment	923	1,020	1,846	2,097
Debt prepayment fees	—	—	—	56,998
Low income housing expenses	568	551	1,114	1,103
Other	5,973	6,641	12,037	12,742

Total non-interest expense	20,075	20,570	39,304	98,135

Income (loss) before income taxes	9,516	8,360	17,517	(39,221)
Income taxes expense (benefit)	2,066	1,705	3,678	(18,638)

NET INCOME (LOSS)	$7,450	$6,655	$13,839	$(20,583)

Earnings per share:
Basic	$0.43	$0.38	$0.80	$(1.19)
Diluted	0.43	0.38	0.79	(1.19)

Weighted average shares outstanding:
Basic	17,360	17,312	17,352	17,304
Diluted	17,435	17,368	17,432	17,304

INTEGRA BANK CORPORATION
SUMMARY OF SELECTED CONSOLIDATED FINANCIAL DATA
(In thousands, except for per share data)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2005	2005	2004	2004	2004
EARNINGS DATA
Net Interest Income (tax-equivalent)	$21,736	$21,850	$22,910	$22,967	$22,362
Net Income (Loss)	7,450	6,389	7,079	6,884	6,655
Basic Earnings Per Share	0.43	0.37	0.41	0.40	0.38
Diluted Earnings Per Share	0.43	0.37	0.41	0.40	0.38
Dividends Declared	.160	.160	.160	.160	.160
Book Value	12.49	11.99	12.05	11.91	11.19
Tangible Book Value	9.47	8.92	8.96	8.80	8.06

PERFORMANCE RATIOS
Return on Assets	1.08%	0.94%	1.04%	1.01%	0.99%
Return on Equity	13.92	12.26	13.49	13.67	13.38
Net Interest Margin (tax-equivalent)	3.45	3.50	3.71	3.73	3.66
Tier 1 Capital to Risk Assets	10.88	10.64	10.52	10.71	10.16
Capital to Risk Assets	12.84	12.58	12.56	12.90	12.40
Tangible Equity to Tangible Assets	6.10	5.74	5.76	5.81	5.28
Efficiency Ratio	68.06	66.16	64.71	66.15	68.53

AT PERIOD END
Assets	$2,756,297	$2,758,999	$2,757,165	$2,684,355	$2,703,398
Interest-Earning Assets	2,500,742	2,509,525	2,500,595	2,436,667	2,426,098
Commercial Loans	890,296	865,928	871,652	810,849	859,689
Consumer Loans	411,205	395,645	390,433	392,237	385,214
Mortgage Loans	395,099	397,798	403,239	407,899	420,381
Total Loans	1,696,600	1,659,371	1,665,324	1,610,985	1,665,284
Deposits	1,845,010	1,892,844	1,896,541	1,847,781	1,824,257
Valuable Core Deposits (1)	1,038,677	1,055,804	1,078,067	1,022,523	1,036,158
Interest-Bearing Liabilities	2,271,827	2,283,679	2,270,870	2,217,629	2,244,780
Shareholders’ Equity	217,737	208,480	209,291	206,856	194,315
Unrealized Gains (Losses) on Market Securities (FASB 115)	538	(3,692)	1,036	2,977	(5,019)

AVERAGE BALANCES
Assets	$2,768,782	$2,751,176	$2,713,627	$2,706,245	$2,705,080
Interest-Earning Assets (2)	2,508,020	2,496,073	2,454,084	2,449,899	2,434,566
Commercial Loans	883,379	856,098	821,419	830,525	866,030
Consumer Loans	404,756	391,814	391,303	390,073	378,602
Mortgage Loans	396,945	401,256	405,691	413,821	419,789
Total Loans	1,685,080	1,649,168	1,618,413	1,634,419	1,664,421
Deposits	1,900,846	1,908,035	1,881,730	1,839,713	1,846,671
Valuable Core Deposits (1)	1,052,116	1,062,462	1,053,133	1,031,009	1,016,073
Interest-Bearing Liabilities	2,281,783	2,269,409	2,234,207	2,240,852	2,244,158
Shareholders’ Equity	214,702	211,318	208,690	200,371	200,084
Basic Shares	17,360	17,343	17,337	17,328	17,312
Diluted Shares	17,435	17,414	17,437	17,378	17,368

(1)	Defined as money market, demand deposit and savings accounts.

(2)	Includes securities available for sale at amortized cost.

(3)	Includes non-performing loans classified as loans held for sale.

INTEGRA BANK CORPORATION
SUMMARY OF SELECTED CONSOLIDATED FINANCIAL DATA-con’t
(In thousands, except ratios and yields)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2005	2005	2004	2004	2004
ASSET QUALITY

Non-Performing Assets:
Non Accrual Loans (3)	$29,590	$17,883	$17,971	$19,439	$20,018
Loans 90+ Days Past Due	382	132	576	490	738

Non-Performing Loans (3)	29,972	18,015	18,547	19,929	20,756
Other Real Estate Owned	228	152	243	862	823
Investment Securities	—	—	—	—	2,946

Non-Performing Assets	$30,200	$18,167	$18,790	$20,791	$24,525

Allowance for Loan Losses:
Beginning Balance	$23,259	$23,794	$24,577	$25,007	$25,494
Provision for Loan Losses	4,316	375	350	150	155
Decrease due to sale of loans	—	—	—	—	(299)
Transfer to reserve for unfunded lending commitments	—	—	(76)	—	—
Recoveries	409	223	222	547	904
Loans Charged Off	(2,737)	(1,133)	(1,279)	(1,127)	(1,247)

Ending Balance	$25,247	$23,259	$23,794	$24,577	$25,007

Ratios:
Allowance for Loan Losses to Loans	1.49%	1.40%	1.43%	1.53%	1.50%
Allowance for Loan Losses to Average Loans	1.50	1.41	1.47	1.50	1.50
Allowance to Non-performing Loans (3)	84.24	129.11	128.29	123.32	120.48
Non-performing Loans to Loans (3)	1.77	1.09	1.11	1.24	1.25
Non-performing Assets to Loans and Other Real Estate Owned (3)	1.78	1.09	1.13	1.29	1.47
Net Charge-Off Ratio	0.55	0.22	0.26	0.14	0.08

NET INTEREST MARGIN

Yields (tax-equivalent)
Loans	6.02%	5.87%	5.98%	5.77%	5.64%
Securities	4.95	4.80	4.73	4.84	4.68
Regulatory Stock	4.49	4.53	4.33	4.68	4.28
Other Earning Assets	5.17	5.61	3.23	3.25	2.66

Total Earning Assets	5.66	5.51	5.55	5.46	5.32

Cost of Funds
Interest Bearing Deposits	2.05	1.88	1.70	1.60	1.53
Other Interest Bearing Liabilities	3.42	3.11	2.88	2.62	2.48
Total Interest Bearing Liabilities	2.43	2.21	2.02	1.89	1.81

Total Interest Expense to Earning Assets	2.21	2.01	1.84	1.73	1.66

Net Interest Margin	3.45%	3.50%	3.71%	3.73%	3.66%

(1)	Defined as money market, demand deposit and savings accounts.

(2)	Includes securities available for sale at amortized cost.

(3)	Includes non-performing loans classified as loans held for sale.